Exhibit 10.22

OFFICE LEASE

by and between

300 W. FAYETTE STREET, LLC

(Landlord)

and

BASI MARYLAND, INC.

(Tenant)

TABLE OF CONTENTS

1.	Rent	1
2.	Payment, Late Charge, Time of Essence	1
3.	Tenant's Proportionate Share	2
4.	Real Estate Taxes	2
5.	Operating Costs	2
6.	Care of Premises	6
7.	Use and Occupancy	7
8.	Permitted Name	8
9.	Access by Landlord	8
10.	Subordination	8
11.	Assignment or Subletting	9
12.	Alterations	9
13.	Common Facilities	9
14.	Appearance Outside	9
15.	Signs	9
16.	Security Deposit	10
17.	Damage to Premises	11
18.	Waiver or Breach	11
19.	Rules and Regulations	11
20.	Insurance	11
21.	Condemnation	15
22.	Additional Rent and Attorney's Fees	15
23.	Covenant to Surrender	15
24.	Quiet Enjoyment	16

1

25.	Defaults	16
26.	Notice	17
27.	Other Taxes	18
28.	Representations	18
29.	Trial by Jury	18
30.	Gender	18
31.	Construction of Premises	18
32.	Estoppel Certificates	19
33.	Landlord's Liability	19
34.	Hazardous Materials	19
35.	Security	20
36.	Broker Commission	20
37.	Authority	20

2

LEASE AGREEMENT

        This LEASE, made ___________________, 2004 by and between 300 W. FAYETTE STREET, LLC, a Delaware limited liability company, hereinafter called “Landlord,” and BASI MARYLAND, INC., a Maryland corporation, hereinafter called “Tenant.”

WITNESSETH:

        That in consideration of the mutual promises herein contained, the Landlord hereby rents to the Tenant, and the latter does hereby rent from the former, the Premises described as floors Basement, 2, 3, 4, 5, 6 and 7 of 300-306 W. Fayette Street, Baltimore City, Maryland, more particularly described on Exhibit A, attached hereto and made a part hereof, containing an agreed-upon amount of 101,000 square feet (the “Premises”) for the term of three (3) years beginning on the Commencement Date as hereinafter defined. The building at 300-306 W. Fayette Street will hereinafter be referred to as the “Building.”

        The Commencement Date, whenever used herein, shall be the date when 300-306 W. Fayette Street is conveyed to Landlord by Tenant via special warranty deed. Notwithstanding anything to the contrary contained herein, for the purpose of prevention of the application of the rule against perpetuities, if the Commencement Date has not occurred as of the date that is seven (7) years after the date of final execution hereof, this Lease shall be deemed terminated and shall be void and of no further force and effect.

        This Lease Agreement is contingent upon a Guaranty of Lease being executed by Bioanalytical Systems, Inc., which is attached as Exhibit F.

        1.         Rent:

        The total monthly rental for each month of the term after the Commencement Date shall be paid by Tenant in advance, on the first day of each month, in equal monthly installments of Sixty-Seven Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($67,333.33). If the term does not begin on the first day or end on the last day of a month, the rent for that partial month shall be prorated by multiplying the monthly rent by a fraction, the numerator of which is the number of days of the partial month included in the term and the denominator of which is the total number of days in that full calendar month. The first installment of rent shall be any partial month plus the next full month’s rent and is due and payable on the Commencement Date (including Tenant’s Proportionate Share of estimated Real Estate Taxes and Operating Costs).

        2.         Payment, Late Charge, Time of Essence:

        The Tenant covenants to pay the rent as herein provided without any deduction whatsoever, and without any obligation on the Landlord to make demand for it, failing which the Tenant shall pay to the Landlord as Additional Rent, after the fifth (5th) Business Day (“Business Day” means every day except Saturdays, Sundays and Federal Holidays) that such payment remains due but unpaid, a late charge equal to five percent (5%) of such payment which remains due but unpaid. Time is of the essence in this Lease. Payments shall be made to Landlord at the address set forth herein for Notice.

        3.         Tenant’s Proportionate Share:

        Tenant’s Proportionate Share means a fraction, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the number of rentable square feet leased and occupied in the Building, subject to adjustment from time to time as the numerator and denominator change.

        4.         Real Estate Taxes:

                (a)         Tenant covenants that it has paid or will pay all real estate taxes owed for all periods preceding the Commencement Date. Tenant, as of the Commencement Date, covenants and agrees to pay Landlord within thirty (30) days of Landlord’s notice to Tenant, as additional rent, Tenant’s Proportionate Share of any real estate taxes assessed against the land and Building in which the Premises is included. If this Lease shall be in effect for less than a full tax fiscal year, Tenant shall pay a prorated share of the taxes, based upon the number of days that this Lease is in effect. “Taxes” as used herein shall include, but not by way of limitation, all real property taxes, and any and all other benefits or assessments which may be levied on the Premises or the land and Building in which the same are situate, but shall not include any income tax on the income or rent payable hereunder or any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax that is or may be imposed upon Landlord. Any reasonable expense incurred by Landlord in contesting any real estate tax shall be included as an item of taxes for the purpose of computing additional rent due the Landlord.

                (b)         Landlord shall collect, together with the monthly payment of rent hereunder, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated real estate taxes due for the next succeeding fiscal year so that Landlord shall have an amount sufficient to pay such taxes when due. Landlord may also make adjustments when necessary in the case of special assessments or taxes so that Landlord will have an amount sufficient to pay such taxes when due. Appropriate adjustments shall be made between Landlord and Tenant upon the determination of the actual amount of such taxes.

        5.         Operating Costs:

                (a)         Tenant covenants that it has paid or will pay all Operating Costs for all periods preceding the Commencement Date. Tenant, as of the Commencement Date, covenants and agrees to pay Landlord within thirty (30) days of Landlord’s notice to Tenant, as additional rent, Tenant’s Proportionate Share of all Operating Costs.

                (b)         Landlord shall collect, together with the monthly payment of rent hereunder, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Operating Costs due for the next succeeding calendar year so that Landlord shall have an amount sufficient to pay such Operating Costs when due. Appropriate adjustments shall be made between Landlord and Tenant upon the determination of the actual amount of such Operating Costs.

                (c)         “Operating Costs” means any and all reasonable costs and expenses incurred by the Landlord for services performed by the Landlord or by others on behalf of the Landlord (and not performed by Tenant as described in Section 5.(a)) with respect to the operation and maintenance of the Premises, Building and the Common Facilities located therein, in a manner deemed reasonable and appropriate by Landlord, including, without limitation, all costs and expenses of:

                          (i)         operating, maintaining, repairing, lighting, signing, cleaning, removing trash from, painting, controlling of rodents in, policing and securing the Common Facilities;

                          (ii)         purchasing and maintaining in full force insurance for the Building as deemed necessary in Landlord’s reasonable discretion (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, workers’ compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Common Facilities, and plate glass insurance);

                          (iii)         operating, maintaining, repairing and replacing machinery, furniture, accessories and equipment used in the operation and maintenance of the Building, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment; however, if a replacement expenditure is not a current expense under Generally Accepted Accounting Principles (“GAAP”), then, the cost thereof shall be amortized over a period equal to the useful life of such replacement, determined in accordance with GAAP, and the amortized cost allocated to each calendar year during the Term;

                          (iv)         maintaining, replacing and repairing curbs, walkways, drainage pipes, ducts, conduits and lighting fixtures throughout the Common Facilities;

                          (v)         interior and exterior planting, replanting and replacing flowers, shrubbery, trees, grass and planters;

                          (vi)         providing electricity, heating, steam, ventilation and air conditioning to the Building, HVAC service to the Building and non-central HVAC usage (VAV boxes), and telecommunications services infrastructure, and operating, maintaining and repairing any equipment used in connection therewith, including, without limitation, costs incurred in connection with determining the feasibility of installing, maintaining, repairing or replacing any facilities, equipment, systems or devices which are intended to reduce utility expenses of the Building as a whole and repair and maintenance of HVAC facilities and telecommunications infrastructure and related electrical and mechanical equipment serving all rentable square feet of office space in the Building; however, if a replacement expenditure is not a current expense under GAAP, then, the cost thereof shall be amortized over a period equal to the useful life of such replacement, determined in accordance with GAAP, and the amortized cost allocated to each calendar year during the Term;

                          (vii)         water and sanitary sewer services and other services, if any, furnished to the Building, Premises, Common Facilities and all rentable square feet in the Building for the non-exclusive use of tenants;

                          (viii)         parcel pick up, delivery and other similar services;

                          (ix)         enforcing and complying with any operating agreements pertaining to the Common Facilities or any portions thereof, and any easement and/or rights agreements entered into by the Landlord for the benefit and use of the Building or tenants thereof, or any arbitration or judicial actions undertaken with respect to the same and all minor privilege fees;

                          (x)         cleaning, maintaining and repairing the Building, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear, loading docks and ramps, freight elevators, passenger elevators, stairways, service corridors, delivery passages, transformers, doors, walls, floors, skylights, ceilings, windows, emergency generators, and fire and life safety equipment;

                          (xi)         accounting, audit and fees and expenses, including a commercially reasonable property management fee not to exceed five percent (5%) of all revenue of the Building, payroll, payroll taxes, employee benefits and related expenses of all personnel engaged in the operation, maintenance, and management of the Building, including, without limitation, the property manager, any maintenance personnel, secretaries and bookkeepers (including, specifically, uniforms and working clothes and the cleaning thereof, tools, equipment and supplies used by such personnel, and the expenses imposed on or allocated to the Landlord or its agents pursuant to any collective bargaining or other agreement) (if any personnel are engaged in or responsible for more than one (1) property, then an equitable allocation shall be made of the expense associated with such personnel), office expenses for on-site maintenance and/or management office;

                          (xii)         the cost and expense for substituting services, labor or materials in place of any of the items comprising the Operating Costs, or for any additional services, labor or materials or improvements to comply with any federal, state and local laws, orders, regulations and ordinances applicable to the Building enacted after the Commencement Date, which may hereafter be in force, provided, however that if, at the time of the substitution or addition, such costs are not considered a current operating expense under GAAP, then the cost thereof shall be amortized over a period equal to the useful life of such replacement, determined in accordance with GAAP, and the amortized cost allocated to each calendar year during the Term;

                          (xiii)         the cost (including reasonable legal, architectural and engineering fees incurred in connection therewith) of any improvement made to the Building during any Operating Year either (x) in order to comply with any future legal requirement or insurance requirement imposed or enacted after the Commencement Date, whether or not such legal requirement or insurance requirement is valid or mandatory, (y) with the reasonable expectation by Landlord of reducing Operating Costs (as, for example, a labor-saving improvement) or enhancing services, or (z) in lieu of a repair; provided, however, to the extent the cost of such improvement is required to be capitalized under generally accepted accounting principles, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization shall be deemed an Operating Cost in each of the Operating Years during which the cost of the improvement is amortized;

                          (xiv)         providing janitorial and trash removal services to the Building and Premises; and

                          (xv)         all other costs of maintaining, repairing or replacing any or all of the Building (including expenses of landscaping, snow, ice, water and debris removal, outdoor lighting, road maintenance and exterior signage relating to the Building); however, if a replacement expenditure is not a current expense under GAAP, then, the cost thereof shall be amortized over a period equal to the useful life of such replacement, determined in accordance with GAAP, and the amortized cost allocated to each calendar year during the Term.

        Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

                (a)         franchise or income taxes imposed upon Landlord;

                (b)         debt service on Mortgages and any costs and expenses relating to a refinancing or debt modification, including legal fees, title insurance premiums, survey expenses, appraisal, environmental report, or engineering report;

                (c)         leasing commissions, brokerage fees or legal fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases and related documents or enforcement with respect to the leasing, assignment or subletting of space for any occupant of the Building;

                (d)         the cost of tenant installations incurred in connection with preparing space for a new tenant or refurbishing or renovating space for an existing tenant;

                (e)         salaries and other compensations of personnel above the grade of building manager;

                (f)         any expense for which Landlord is otherwise compensated through the proceeds of insurance (less any deductible amounts paid) or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder;

                (g)         capital costs, depreciation or amortization (except as provided in the list of inclusions for Operating Costs under item (xiii) above);

                (h)         costs incurred by Landlord due to a violation of any lease in the Building or penalties or charges arising due to violation of any Legal Requirement or Insurance Requirement required to be complied with by Landlord;

                (i)         the cost of repairing the roof,

                (j)         the cost of removing any hazardous materials located at the Building and/or complying with all environmental laws, but only to the extent such costs are not otherwise caused by or borne by Tenant;

                (k)         fines or penalties for late payment;

                (l)         services provided to other tenants but not to Tenant;

                (m)         general corporate overhead;

                (n)         works of art, charitable or political contributions;

                (o)         reserves; and

                (p)         entertainment or travel expenses.

Landlord warrants and represents that none of the expenses included in determining Tenant’s Proportionate Share of Common Costs shall be included in any other charge payable under this Lease. Tenant shall have the right to audit Landlord’s books and records from time to time, but no more than one time every 12 months, to verify the accuracy of the statements being provided by Landlord with respect to Operating Costs. Tenant shall recover the costs of such audit if the pass through of Operating Costs is more than 110% of the amount Tenant should have paid.:

        6.         Care of Premises:

                (a)         The Tenant agrees that it will take good care (including its own interior janitorial service) of the Premises, fixtures, and appurtenances, including the following items and elements serving the Premises: exterior doors and windows, window frames, hardware and the like, and meters, plumbing, heating and air conditioning equipment (including that on the exterior of the building), the elevators of the Building and keep same in good order and repair throughout the term of this Lease in a manner comparable to the order and state of repair extant of the Commencement Date, and suffer or permit no waste or injury; Landlord shall assign to Tenant, for the benefit of the Tenant, to the extent they are assignable or otherwise available for the benefit of the Tenant, any warranties on such equipment furnished Landlord by the Tenant and/or provider thereof; that Tenant will conform to all laws, orders, and regulations of the Federal, State, County and City authorities or any of their departments, and will not, through its own act or neglect, cause any situation to exist in or about the Premises which would constitute a violation of any applicable Federal, State, County, or City Code Regulation or Ordinance governing use, occupancy, health, sanitation, or fire; that it will save harmless the Landlord from any liability arising from injury to person or property caused by any act or omission of Tenant, his agents, employees or guests; that it will repair at or before the end of the term, or sooner if so requested by the Landlord, all injury done by the installation or removal of furniture or other property, and will surrender the Premises at the end of the term broom cleaned in as good condition as they were at the beginning of the term, ordinary wear and tear, condemnation, alterations as permitted by this Lease and casualties by fire and elements excepted. In the event of any increase in the cost of insurance as a result of the failure of the Tenant to comply with the provisions of this Paragraph, the Tenant will pay the amount of such increase as additional rent within thirty (30) days after the Landlord’s written demand, which will provide evidence that the stated actions increased the cost of insurance.

        The Landlord shall be under no liability to the Tenant for any discontinuance of heat, air conditioning, and hot water unless due solely to Landlord’s negligence. The Landlord shall not be liable for any loss or damage to the Tenant caused by rain, snow, water or storms that may leak into or flow from any part of the premises through any defects in the roof or plumbing or from any other source unless due solely to Landlord’s negligence.

                (b)         Landlord shall have no obligation whatsoever to make any repairs to the Premises other than to make repairs resulting from damage caused by negligence, if any, of Landlord or its agents or employees or contractors except as otherwise provided in this Agreement.

                (c)         Landlord agrees to maintain and will keep in good repair, the exterior walls of the Building, the roof, slabs, foundations and structural elements of the Building. Landlord, at its expense, will make all structural repairs that it deems necessary in its reasonable discretion (excluding, however, all doors, door frames, floors, windows and glass); provided Tenant shall give Landlord notice of the necessity for such repairs. If the Premises, or any portion thereof critical to performance of Tenant’s business, are rendered unfit for the business purposes for which it was leased due to a structural problem in the exterior walls, structural columns, roof, roof penetrations or structural floor, for more than thirty (30) consecutive days, then the rent shall abate proportionately to the amount of space rendered unfit for the business purposes for which it was leased for the amount of time such condition shall exist.

                (d)         Tenant shall not place a load upon any floor of the Premises that exceeds the lesser of (i) floor load per square foot, which such floor was designed to carry or (ii) the maximum floor load per square foot allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.

                (e)         There shall be no allowance to Tenant for any diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord, Tenant or others of any repairs in or to the Building or the Premises, or in or to the fixtures, appurtenances or equipment thereof. Except in case of emergency, as determined in Landlord’s sole discretion, Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s use and occupancy in connection with Landlord’s entering to make repairs.

                (f)         In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by this Section 4 within ten (10) days after receiving written notice from Landlord to make such repairs or perform such obligation (unless such repairs or obligation is of such nature that it cannot be cured within such ten (10) day period, in which case Tenant shall have such longer period of time as is required, provided that Tenant shall diligently prosecute such repairs or perform such obligation), then and in such event, Landlord, may, at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action, including an administrative fee equal to 10% of the cost or expense incurred.

        7.         Use and Occupancy:

        The Premises is to be used only for the purposes that it is being used by the Tenant during 2004 or for general office use, and for no other purpose without Landlord’s prior approval which approval shall not be unreasonably withheld. Tenant will not use the Premises for any unlawful purpose; Tenant covenants not to conduct nor permit to be conducted on the Premises any business in violation of any law of the City in which the Premises is located or State or Federal law, ordinance or regulation. With respect to the remainder of the Building, Landlord shall, throughout the Term, and at Landlord’s sole cost and expense, promptly observe and comply with all present and future laws, ordinances, notices, orders, rules, regulations, directions and requirements of all federal, state, county and municipal governments and the appropriate departments, commissions, boards and officers thereof (including, but not limited to, environmental laws (excluding, however, any environmental laws that apply solely due to the presence of hazardous materials brought onto the Premises by Tenant)), as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions.

        8.         Permitted Name:

        Tenant shall conduct business in the Premises only in the name of Tenant and under no other name or trade name unless and until the use of some other name is approved in writing by Landlord, which approval shall not be unreasonably withheld.

        9.         Access by Landlord:

        The Landlord shall retain duplicate keys to all of the doors of the Premises, and the Landlord or his agents shall have access to the Premises at all reasonable hours in order to inspect same, to clean or to make necessary repairs improvements within the Premises or the Building with reasonable prior notice to tenant unless an emergency situation exists at which time no notice is required. The Landlord will use reasonable efforts not to disturb Tenant’s use or enjoyment of Premises if Landlord or his agents enters non-secured areas. The Landlord will not, except in the case of emergency, under any circumstances, enter secured areas during active clinical studies without advance notice to Tenant. To ensure federal regulatory compliance during active studies, Tenant’s chaperone will be required for Landlord or his agents. Landlord or his agents will follow chaperone guidance in all matters to ensure regulatory compliance. The Landlord shall have the right to show the Premises to prospective tenants upon 48 hours advance notice and put a FOR LEASE sign in the windows at any time during the lease term providing it does not unduly interfere with the Tenant’s use of the Premises.

        10.        Subordination:

        This Lease shall be subject to and subordinate at all times only to the lien of any first mortgage and/or deed of trust and to all advances made or hereafter to be made thereunder. This subordination provision shall be self-operative and no further instrument of subordination shall be required; however, Tenant agrees to execute, upon request, any such subordination document. The form of Subordination, Attornment and Non-Disturbance Agreement (“SNDA”) to be executed by Tenant and Landlord at the same time this Lease is executed is attached hereto as Exhibit E. Landlord’s lender shall execute this SNDA within 30 days of the signing of this Lease and a copy of the fully signed SNDA will be provided to Tenant.

        11.         Assignment or Subletting:

        Tenant shall not assign, mortgage or encumber this Lease, nor sublet the premises or any part thereof without the consent of Landlord, which consent shall not be unreasonably delayed or withheld. In the event of the insolvency or bankruptcy of Tenant, this Lease shall, at the option of the Landlord, terminate forthwith, and this Lease shall not, by operation of law or otherwise, be considered a part of the Tenant’s estate.

        12.         Alterations:

        The Tenant covenants not to make or permit any alterations, additions or improvements to said Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed, unless such proposed work requires a permit under Baltimore City codes or otherwise, in which event Landlord’s right to approve shall be absolute. All additions and improvements made by Tenant, except only moveable office furniture, and equipment, shall become the property of the Landlord at the termination of this Lease or the vacating of the Premises. At the Landlord’s request, any such alterations and improvements made after the Commencement Date shall be restored to their original condition by Tenant at Tenant’s expense at the termination of this Lease, if at the time of Landlord’s consent to such alteration or improvement a condition was attached that required removal of such alteration or improvement.

        13.        Common Facilities:

        The Common Facilities which may be furnished by Landlord in or near the Building for the general common use of Tenants, their officers, agents, employees and customers, including, without limitation, sidewalks, elevators and the lobby shall at all times be subject to the exclusive control and management of Landlord. Landlord reserves the right, in its reasonable discretion, to change, rearrange, alter, modify, reduce or supplement any or all of the common facilities so long as adequate facilities in common are appropriate to ensure legally compliant operation and do not unreasonably inconvenience Tenant’s study volunteers, clients or employees.

        14.        Appearance Outside:

        Tenant shall maintain its windows in a neat and clean condition, shall keep the sidewalks adjoining the Demised Premises clean and free from rubbish, and shall store all trash and garbage in the dumpsters provided by Tenant including, without limitation. Tenant shall not burn any trash of any kind in or about the building, nor shall Tenant permit rubbish, refuse or garbage to accumulate or fire hazard to exist about the Premises.

        15.         Signs:

        The Tenant shall not display any sign, picture, advertisement, awning, merchandise, or notice on the outside or roof of the Building of which the Premises are a part, nor on the exterior of the Premises nor visible from the exterior of the Building unless approved by the Landlord in writing. All current signs in their current locations are approved.

        16.        Security Deposit:

                (a)         Tenant shall upon execution of this Lease, deposit with Landlord a Letter of Credit in the form mandated by paragraph (b) hereof in the sum of Two Million Eight Hundred Thousand Dollars ($2,800,000) (the “Security”) which shall be held by Landlord as hereinafter provided. The face amount of the Letter of Credit may be reduced to Two Million Dollars ($2,000,000) on the first anniversary of the Commencement Date and to One Million Dollars ($1,000,000) on the second anniversary of the Commencement Date.

        It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Basic Annual Rent and Additional Rent, then, Landlord may, without notice, use, apply or retain the whole or any part of the Security so deposited to the extent required for the payment of any Basic Annual Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains all or any portion of the Security, Tenant shall as a material covenant hereunder immediately upon Landlord’s demand restore the amount so applied so that Landlord has on deposit the full amount of Security. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be promptly returned to Tenant. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer control over the Security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security; and Tenant agrees to look to the new Landlord solely for the return of the Security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                (b)         The Security shall be in the form of an irrevocable, clean “Evergreen” automatically renewable commercial Letter of Credit in the amount of $2,800,000 (the “Letter of Credit”), issued by National City Corporation Bank which is authorized by the State of Indiana to conduct banking business in Indiana and which has been approved by Landlord. The Letter of Credit shall provide for presentation and payment in Indianapolis, and shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby (but partial drawings shall be permitted) in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease or (b) to draw the full amount thereof to be held as cash security if for any reason the Letter of Credit is not renewed within thirty (30) days prior to its expiration date. A copy of a form of Letter of Credit acceptable to Landlord is attached hereto as Exhibit B. The Letter of Credit (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter of Credit shall be for a term expiring sixty (60) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than thirty (30) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security). Not less than forty-five (45) days prior to the expiration date of each Letter of Credit (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter of Credit subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter of Credit in the amounts required by Section (a) above shall be in effect during the entire term of this Lease. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of fixed rent and, to draw on the existing Letter of Credit up to its full amount.

        17.         Damage to Premises:

        If the Premises are partially damaged by fire or other casualty Landlord shall make repairs as speedily as conveniently possible. If the damage is so extreme as to render the Premises untenantable for the Permitted Use, the rent shall cease until the Premises are put into repair by the Landlord. In the event of a total or substantial destruction of the Building of which the Premises form a part, or if in the judgment of the Landlord the damage to the Premises cannot be repaired within one hundred twenty (120) days, and if the Landlord shall decide not to restore or repair the same, or shall decide to demolish the building, the Landlord or Tenant may, within forty-five (45) days after such fire or other casualty, by notification to the other party, terminate this Lease. In the event the Premises are only partially damaged and remain tenantable for the Permitted Use, Tenant shall continue to pay rent, which rent shall be equitably adjusted. In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of fire or other accidental casualty. In the event more than fifty (50%) percent of the building is destroyed and the Premises are untenantable for the Permitted Use, the Tenant may terminate this Lease upon thirty (30) days prior written notice to the Landlord.

        18.         Waiver or Breach:

        No waiver of any breach of the covenants, provisions or conditions contained in this Lease shall be construed as a waiver of the covenant itself or any subsequent breach itself, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

        19.         Rules and Regulations:

        Tenant shall comply with all rules and regulations of 300-306 West Fayette Street, which rules and regulations are attached hereto as Exhibit C and are hereby made a part of this Agreement. Any violation of said rules shall be a default under this Lease. Landlord shall have the right to reasonably make additions and amendments to the Rules and Regulations, which shall be as binding on Tenant as if set forth herein, provided such additions and amendments do not materially and adversely affect the Tenant’s use of the Demised Premises, and provided that they are not inconsistent with the terms of this Lease and Tenant receives written notification of such changes.

        20.         Insurance:

                20.1.         Tenant’s Insurance. At all times the Tenant shall take out and keep in full force and effect, at its expense:

                (a)         Comprehensive General Liability insurance, including Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Personal Injury Liability, Premises Medical Payments, Interest of Employees as Additional Insureds, and Broad Form General Liability Endorsement, with Combined Single limits of not less than Two Million Dollars ($2,000,000) Per Occurrence and Four Million Dollars ($4,000,000) Annual aggregate;

                (b)         Special Form property insurance written at full Replacement Cost and with an Agreed Amount Endorsement with deductibles of more than Twenty Five Thousand Dollars ($25,000.00) covering all of Tenant’s property, including, without limitation, inventory, trade fixtures, floor coverings, furniture, electronic data processing equipment and any other property removable by Tenant under the provisions of this Lease;

                (c)         Worker’s Compensation up to statutory limits and Employers Liability limits of at least $500,000 per Person, $500,000 per Accident and $500,000 per Disease;

                (d)         Umbrella Liability may be placed excess of Primary Comprehensive General Liability limits as long as the insurance in place is at least $2,000,000 Per Occurrence and $4,000,000 Annual Aggregate as noted above in Section 20.1 (a); and

                (e)         such other insurance in such types and amounts as Landlord may reasonably require, from time to time.

                20.2.         Tenant’s Contractor’s Insurance. For all building, the Tenant shall require any contractor of the Tenant performing work in, on or about the Building or the Premises to take out and keep in full force and effect, at no expense to the Landlord:

                (a)         Comprehensive General Liability insurance on an Occurrence Form, including Contractor’s Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor’s Protective Liability, Personal Injury, Premises Medical Payments, Interest of Employees as Additional Insureds, Broad Form General Liability Endorsement, in an amount not less than a combined single limit per occurrence of Five Million Dollars ($5,000,000) and a Ten Million Dollar ($10,000,000) annual aggregate on a per location or per project basis. Liability Retentions or Deductibles shall not exceed $10,000 per loss, and in all cases must include an Aggregate Retention or Aggregate Deductible of no more than $25,000.

                (b)         Automobile Liability insurance, covering all owned, leased, Employers Non-Owned and Hired automobiles used by all contractors and all sub-contractors, with Combined Single limits of at least $1,000,000;

                (c)         Worker’s Compensation up to statutory limits, including an All States Endorsement and Employers Liability limits of at least $1,000,000 per Person, $1,000,000 per Accident and $1,000,000 per Disease; and

                (d)         Such other insurance and in amounts as Landlord may reasonably require, from time to time.

                20.3.         Policy Requirements.

        20.3.1         The company or companies writing any insurance which the Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to subsections 20.1 and/or 20.2, as well as the form of such insurance, at all times be subject to the Landlord’s reasonable approval, and any such company or companies shall be licensed to do business in the State of Maryland and have a AM Best rating of at least A- or better and a financial size rating of IX or higher. Public liability and all-risk casualty insurance policies evidencing such insurance shall name the Landlord and/or its designees (including, without limitation, any Mortgagee) as Additional Insureds, shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after ninety (90) days’ advance written notice to the Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with the Landlord promptly upon commencement of the Tenant’s obligation to procure the same. None of the insurance which the Tenant is required to carry and maintain or cause to be carried or maintained pursuant to subsections 20.1 and/or 20.2 shall contain deductible provisions in excess of Ten Thousand Dollars ($10,000), unless approved in writing in advance by the Landlord. If the Tenant fails to perform any of its obligations pursuant to this section 20, the Landlord may perform the same and the cost thereof shall be payable by the Tenant as Additional Rent upon the Landlord’s demand therefor.

                20.4.         Indemnities by Tenant and Landlord.

        20.4.1         Subject to the provisions of subsection 20.8, the Tenant hereby agrees for itself and its successors and assigns to indemnify and save the Landlord and the Landlord agrees for itself and its successors and assigns to indemnify and save Tenant harmless from and against any liability or claims of liability arising solely out of the negligence or intentional acts and omissions of the Tenant or Landlord, their agents, contractors, licensees, suppliers, materialmen, invitees or employees respectively in connection with (i) the use, occupancy, conduct, operation or management of the Premises; (ii) any work or thing whatsoever done or not done on the Premises during the Term performed by Tenant or Landlord and their respective employees, agents or contractors; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Tenant during the Term; or (iv) any injury to or death of any person or any damage to any property occurring on the Premises.

        20.4.2         If any such claim, action or proceeding is brought against either party and/or any agent or Mortgagee, that party, at its own expense, promptly shall resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer. The Landlord, at its option, shall be entitled to comment on the selection of Tenant’s counsel, and participate in settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of the Landlord.

        20.4.3         Subject to the provisions of subsection 20.8, the Landlord hereby agrees for itself and its successors and assigns to indemnify and save the Tenant harmless from and against any liability or claims of liability arising solely out of the negligence or intentional acts and omissions of the Landlord, its agents or employees in connection with (i) the use, occupancy, conduct, operation or management of the Building; (ii) any work or thing whatsoever done or not done in the Building during the Term performed by Landlord, its employees, agents or contractors; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Landlord during the Term; or (iv) any injury to or death of any person or any damage to any property occurring in the Building.

                20.5.         Landlord Not Responsible for Acts of Others.    The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a) the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes, (b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building. Tenant hereby releases and waives all claims against Landlord, its agents and employees for injury or damage to person, property or business sustained in or about the Building or the Premises by Tenant, its agents or employees other than injury or damage caused by the negligence or willful misconduct of Landlord, its agents or employees. Neither the Landlord nor the Tenant is obligated to protect from the criminal acts of third parties the other party, the other party’s agents, customers, invitees or employees, the Premises or any property of any of the other party’s agents, customers, invitees or employees. Tenant hereby acknowledges that Tenant has the sole responsibility for the protection of the Premises, the Tenant’s property and the Tenant’s customers, agents, invitees and employees. Tenant acknowledges that, if Landlord shall provide security guards for the Common Facilities at the Building, Landlord does not represent, guarantee, or assume responsibility that Tenant will be secure from any claims or causes of action relating to such security guards.

                20.6.         Landlord’s Insurance.    During the Term, the Landlord shall maintain, in commercially reasonable amounts with commercially reasonable deductibles; (a) insurance on the Building against loss or damage by loss or damage covered with a Special Perils property form, (b) Comprehensive General Liability insurance with respect to the Common Facilities, against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Building, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by the Landlord. Landlord shall provide proof of insurance to Tenant upon request.

                20.7.         Increase in Insurance Premiums.    The Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises, the Building which will contravene the Landlord’s policies of hazard or liability insurance or which will prevent the Landlord from procuring such policies from companies acceptable to the Landlord. If anything done, omitted to be done, or suffered by the Tenant to be kept in, upon or about the Premises, the Building shall cause the rate of fire or other insurance on the Premises, the Building to be increased beyond the minimum rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, the Tenant shall pay to the Landlord, as Additional Rent, the amount of any such increase upon the Landlord’s demand therefore.

                20.8.         Waiver of Right of Recovery.    To the extent that any loss or damage to the Premises, the Building, or other tangible property, or resulting loss of income, or losses under workers’ compensation laws and benefits, are covered by insurance, neither party shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise), even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. In the event that such waiver of subrogation shall not be available to the parties except through the payment of additional premium therefore, the Tenant shall pay such additional premium.

        21.         Condemnation:

        In the event the whole or any part of the Premises shall be taken under the power of eminent domain, or sold under threat thereof, or taken in any manner for public use, the Landlord, at its option, may terminate this Lease, which Lease shall then terminate on the effective date of the condemnation or sale. The compensation awarded or paid for such taking shall belong to and be the sole property of the Landlord; provided, however, that Tenant may seek moving and relocation expenses and compensation for loss of business from the condemning authority, and Tenant shall be entitled to receive from Landlord or the condemning authority, as the case may be, that portion of such compensation awarded by the condemning authority as is deemed by the condemning authority to represent Tenant’s moving and relocation expense and compensation for loss of business. Notwithstanding anything contained in this Section 21 to the contrary, Tenant may interpose and prosecute in any condemnation proceedings a claim for the value of any leasehold improvements, trade fixtures or personal property paid for and installed by Tenant in the Premises, any of which were made or installed after the Commencement Date. Tenant shall have no claim against the Landlord or be entitled to any award or damages other than an abatement of the rent beyond the period of termination date.

        22.         Additional Rent and Attorney’s Fees:

        Whenever, under the terms of this Lease, any sum of money is required to be paid Tenant in addition to the rental herein reserved, whether or not such sum is herein designated as “additional rental,” or provision is made for the collection of such sum as “additional rental,” said sum shall, nevertheless, at Landlord’s option, if not paid when due, be deemed additional rent, and shall be collectable as such. In the event of employment of an attorney either by the Landlord or the Tenant because of the violation of any term or provision of this Lease, the Court or arbitrator shall require the losing party to pay the other party’s reasonable attorney’s fees.

        23.         Covenant to Surrender:

        This Lease and the tenancy hereby created shall cease and terminate at the end of the original term hereof, without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of law respecting summary recovery of possession of the premises from a Tenant holding over to the same extent as if statutory notice was given. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month to month, subject to all the other terms and conditions of this Lease, at an amount equal to 150% of the highest monthly rental installment reserved in this Lease.

        24.        Quiet Enjoyment:

        Landlord covenants that, upon the payment of the rent herein provided, and the performance by the Tenant of all covenants herein, and provided that no ongoing, uncured event of default shall exist, Tenant shall have and hold the premises, free from any interference from the Landlord, except as otherwise provided for herein.

        25.         Defaults:

                (a)         In case of the non-payment of rent or additional rent which continues for five (5) Business Days after written notice of same, or in case the said Premises are deserted, or vacated, the Landlord shall have the right to enter the same by operation of law and remove Tenant from premises.

                (b)         If either party believes the other has defaulted hereunder other than with regard to a matter described in this Section 25(a) hereof, that party may give written notice to the other of such default and request that party within ten (10) days to assess and pursue with reasonable diligence all steps necessary to remedy the same, subject to delays by reason of Force Majeure.

                (c)         The Landlord shall have the right after the (i) non-payment of rent within the applicable time period provided for herein or (ii) if after the action under Subsection (b) hereof there remains a default, to re-enter and take possession of the Premises without further formal notice if the default has not been corrected within said applicable time period (provided that if the Tenant has commenced to repair the Premises within said applicable time period as to non-monetary defaults and proceeds, with due diligence to complete same, it shall not constitute a default), and it is further agreed that notwithstanding such re-entry, the Tenant shall remain liable for all rent and other damages including, but not limited to, the cost to repair, restore, renovate, or decorate the Premises for a new tenant, reasonable attorney’s fees, real estate commissions, and the cost of any legal actions brought against Tenant and losses as of the date of re-entry, and shall further be liable, at the option of the Landlord, for the amount of rent reserved under the Lease for the balance of the term, less any amount of rent received by the Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its reasonable discretion, shall deem proper, all of which shall be at the risk and expense of the Tenant. In addition, Landlord, at its option, shall have the right to repossess the Premises and terminate this Lease.

                (d)         In the event Landlord terminates this Lease, the Landlord may, without further notice, re-enter the Premises and dispossess Tenant, the legal representatives of Tenant, or other occupant of the Premises, and remove their effects and hold the Premises as if this Lease has not been made. The Landlord shall also be entitled to the benefit of all provisions of law for the recovery of land and tenements held over by Tenant in Baltimore City, Maryland, including the benefit of any public, general or local laws relating to the speedy recovery of possession of lands and tenements held over by lessees in said City in which the Premises are located, or that may hereafter be enacted.

                (e)         It is expressly agreed and understood that the exercise of any one or more of said rights shall not be construed as a waiver of any other rights, it being understood that all of said rights shall be cumulative and may be exercised simultaneously.

        26.         Notice:

        All notices from Tenant to Landlord shall be sent by Registered or Certified Mail, Return Receipt Requested, hand delivery or nationally recognized overnight delivery service and addressed to:

                Henry Glover
                The Kevin F. Donohoe Company, Inc.
                The Curtis Center
                Suite 700
                Independence Square West
                Philadelphia, Pennsylvania 19106

        and:

                Mark P. Keener, Esq.
                Gallagher Evelius & Jones LLP
                218 N. Charles Street
                Suite 400
                Baltimore, Maryland 21201

        After occupancy of the demised premises, all notices from Landlord to Tenant shall be sent by Registered or Certified Mail, Return Receipt Requested, hand delivery, or nationally recognized overnight delivery service and addressed to Tenant at:

                Michael Noone
                General Manager
                BASI Maryland, Inc.
                300 Fayette Street
                Baltimore, Maryland 21201
                Fax: (410) 385-1957

        and:

                Rodney Bentley
                Controller
                Bioanalytical Systems, Inc.
                2701 Kent Avenue West
                Lafayette, IN 47906
                Fax: (765) 497-1102

        and:

                Ice Miller
                One American Square
                Box 82001
                Indianapolis, IN 46282-0200
                Attention: Stephen Hackman, Esq.
                Fax: (317) 592-4666

Either party may from time to time, designate, in writing, by Notice, a substitute address and thereafter all notices shall be sent to such substitute address.

        27.         Other Taxes:

        Tenant shall assume and pay to Landlord, as additional rent, prior to the imposition of any, penalty, interest or costs for the non-payment thereof, all excise, sales, gross receipts, or other tax (other than a net income or excess profits tax) which may be (i) assessed or imposed on or be measured by such rent or other charge which may be treated as rent, or (ii) which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to payor collect under any law now in effect or hereafter enacted by any governmental authority. If such other tax is imposed as contemplated by this paragraph, Tenant shall have the sole authority, with the cooperation of Landlord, to contest and/or appeal such imposition.

        28.        Representations:

        Landlord or Landlord’s agents have made no representations or promises with respect to the said Building or Premises except as herein expressly set forth.

        29.         Trial by Jury:

        Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counter claim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the demised premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy.

        30.         Gender:

        Reference to masculine, feminine or neuter shall include proper gender as the case may be. If more than one Tenant is named herein, the obligations of the person so named shall be joint and several.

        31.         Construction of Premises:

        To the extent possible, Landlord shall make available to Tenant the benefits of all warranties and guarantees obtained from contractors, subcontractors, suppliers and manufacturers in connection with the construction and subsequent alteration and repair of the Premises and appurtenances.

        32.         Estoppel Certificates:

        Landlord and Tenant agree that at any time, and from time to time, upon not less than seven (7) days prior notice by the other, it will execute, acknowledge, and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate the other party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease. The form of Tenant Estoppel Certificate that Tenant is required to complete is attached as Exhibit D.

        33.        Landlord’s Liability:

        In any action brought to enforce the obligations or liabilities of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord’s interest in the Premises, and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than Landlord’s interest in the Premises.

        34.        Hazardous Materials:

        Landlord accepts that Tenant’s business requires use and storage of substances defined as “Hazardous Materials” including but not exclusively chemicals, preservatives, drug substances, solvents, fuels, insulation, radioactive materials, metals, flammable substances, compressed and liquefied gases, biological substances, and medical wastes. Unless used, manufactured, released, stored, or disposed of in performance of Tenant’s business, Tenant, its employees, licensees, invitees, agents and contractors shall not use, manufacture, release, store or dispose of on, under or about the Premises any of the aforementioned substances, explosives, asbestos, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, or any other hazardous, toxic or dangerous substances, wastes or materials, whether having such characteristics in fact or defined as such under federal, state or local laws or regulations and any amendments thereto (all such materials and substances being hereinafter included as “Hazardous Materials”). In addition to those materials required by Tenant’s business, Tenant may store products which are of a type customarily found in offices (such as toner for copiers and the like). All the aforementioned substances will be used, manufactured, released, stored and disposed of in a careful, safe and lawful manner and without contaminating the Premises, the Building, the Property or the environment. If the Tenant breaches the obligations stated in this section 34, then the Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, and the Building generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority because of Hazardous Material present in the Premises or the Building generally as a result of Tenant’s, its agents, employees contractors, servants, licensees, suppliers, or invitees’ use of the Premises.

        35.         Security:

        Tenant will be allowed to install and maintain its own security system within the Premises, at Tenant’s sole cost and expense.

        36.        Broker Commission:

        Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder. Each party hereto shall indemnify the other against any inaccuracy in such party’s representation.

        37.         Authority:

        If the Tenant is a corporation, partnership, limited liability company or similar entity, the person executing this Lease on behalf of the Tenant represents and warrants that (a) the Tenant is duly organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the Tenant and (iii) is binding upon and enforceable against the Tenant in accordance with its terms. Landlord represents and warrants that (a) Landlord is duly organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the Landlord and (iii) is binding upon and enforceable against the Landlord in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto, by the properly authorized persons and with an intention to sign under seal, have duly executed this Lease the day and year first above written.

WITNESS or ATTEST: /s/ Jayne Caggiano WITNESS or ATTEST: /s/ Jen A. Uaguanno	LANDLORD:

300 W. FAYETTE STREET, LLC,
a Delaware limited liability company

By:  /s/ Henry B. Glover, Jr.                         (SEAL)
Name:  Henry B. Glover, Jr.
Title:  Vice President

TENANT:

BASI MARYLAND, INC.

By:  /s/ Michael Silvon                                   (SEAL)
Name:  Michael Silvon
Title:  Secretary

STATE OF PENNSYLVANIA; CITY/COUNTY OF PHILA, TO WIT:

        I HEREBY CERTIFY that on this 7th day of December, before me, the undersigned Notary Public of the state and county aforesaid, personally appeared Henry B. Glover, Jr., who acknowledged himself to be the Vice President of 300 W. Fayette Street, LLC, and that he, being authorized so to do executed the foregoing instrument for the purposes and in the capacity therein contained.

        WITNESS my hand and Notarial Seal.

/s/ Judith B. Dickens Notary Public My commission expires: June 19, 2006

STATE OF INDIANA; CITY/COUNTY OF TIPPECANOE, TO WIT:

        I HEREBY CERTIFY that on this 6th day of December, before me, the undersigned Notary Public of the state and county aforesaid, personally appeared Michael Silvon who acknowledged himself to be the Secretary of BASI Maryland, Inc., and that he, being authorized so to do executed the foregoing instrument for the purposes and in the capacity therein contained.

/s/ Jen A. Uaguanno Notary Public My commission expires: July 17, 2008